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                                                                Christopher Wyse
                                                                    616-923-3417
                                          christopher j wyse@email.whirlpool.com



            WHIRLPOOL CORPORATION POSTS 37 PERCENT IMPROVEMENT IN
          FULL-YEAR 1998 RESULTS AND EXPECTS EARNINGS GROWTH IN 1999

BENTON HARBOR, Mich. - Jan. 26, 1999 - Whirlpool Corporation (NYSE: WHR) today said strong performances by its North American and European businesses produced a 30 percent increase in fourth-quarter earnings and a 37 percent increase in full-year 1998 earnings from continuing operations.

     "We delivered a solid performance through the power of our unique global enterprise, with particularly strong results in North America and Europe more than offsetting weak economic and business conditions in Latin America and Asia," said David R. Whitwam, Whirlpool Chairman and CEO. "In addition, the overall outlook for 1999 remains positive."

     Fourth quarter earnings from continuing operations were $83 million, or $1.09 per diluted share, up 30 percent from fourth quarter 1997 earnings of $64 million, or 85 cents per diluted share, excluding restructuring and non-recurring charges. Net earnings for the fourth quarter were $83 million, or $1.09 per diluted share versus reported net earnings of $92 million or $1.22 per diluted share for the 1997 quarter.

     Full-year 1998 earnings from continuing operations were $310 million or $4.06 per diluted share, up 37 percent from $226 million, or $2.99 per diluted share for the 1997 period, excluding restructuring and non-recurring charges. Full-year 1998 net earnings were $325 million, or $4.25 per diluted share, versus a reported net loss of $15 million, or 20 cents per diluted share in 1997.

     Fourth-quarter sales were $2.7 billion, up nine percent from the 1997 period due to particularly strong unit shipments in North America and Europe and due to full-quarter consolidation of the company's Brazilian subsidiaries.

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Whirlpool Corporation earnings - add one
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Full-year 1998 sales were $10.3 billion, up 20 percent from full-year 1997 due to consolidation of the company's Brazilian subsidiaries.

     Whirlpool North America completed the year reporting significant increases in unit shipments, which grew about 10 percent, and sales that increased more than 6 percent. These results helped drive record profitability for the year, despite ongoing pricing pressure in the industry. Developments for the year included several new product introductions such as the Whirlpool brand Resource Saver high-efficiency clothes washer, which can yield up to 56 percent energy and 47 percent water savings, and a new microwave hood combination offering the largest usable capacity in the industry. New KitchenAid brand side-by-side refrigerators and cooking products also contributed to the record performance. The company also continues to benefit from its Operational Excellence program, which drives productivity, quality improvements and manufacturing efficiencies.

     In 1999 the company plans further performance improvements from growing contract sales, ongoing efficiency gains and additional new product introductions including exciting new clothes washers and dishwashers. The company currently expects that U.S. appliance industry shipments in 1999 will approximate 1998 levels.

     Whirlpool Europe posted strong results in the fourth quarter, completing 1998 with a 125 percent gain in operating profit along with substantial gains in unit shipments and sales. For the year, margins continued to improve driven mainly from strong productivity gains. Product introductions, including new Whirlpool brand products in freezing and refrigeration, along with growing sales to new and existing customers also helped drive the dramatic performance improvements.

     In 1999 the company expects to continue this momentum through a combination of sales growth initiatives and additional new product introductions

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Whirlpool Corporation earnings - add two
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in the clothes washing and cooking products categories.  The company currently expects appliance industry shipments in Western Europe to grow about 2 percent in 1999.

     In Latin America Whirlpool reported lower sales and unit shipments for both the quarter and the full year resulting mainly from the widespread economic downturn affecting the region. The company's earnings performance did, however, improve from the third quarter of 1998. During the year the company aggressively lowered costs and improved efficiency and productivity. The improved profit performance was also driven by several new product introductions in clothes washing, refrigeration, air conditioning and cooking under the company's leading Brastemp and Consul brand names. These introductions were only the latest products launched as part of the company's ongoing effort to completely renew its entire product line.

     For 1999 the company believes that the Latin American economy, as well as the appliance industry, will remain under stress, as the timing of economic recovery is uncertain. The company currently anticipates an adverse effect on its first-quarter 1999 net earnings due to the devaluation of the Brazilian currency against the U.S. dollar. Under current conditions in Brazil, the company now expects that for every one percent of devaluation in the Brazilian currency, its first-quarter 1999 net earnings could potentially be affected negatively by approximately one and one-half cents per diluted share. Due to the continuing economic uncertainty in the region, the company cannot accurately project the full potential impact of the currency devaluation in the first quarter of 1999. The company is, however, continuing to aggressively pursue actions to improve its 1999 operating performance in the region.

     Despite these issues, the company believes it is well positioned to deliver solid long-term performance in the region, through a combination of new product introductions, consumer focused service offerings and additional cost reductions.

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Whirlpool Corporation earnings - add three
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The company currently anticipates that full-year 1999 appliance industry volumes in Brazil will decline between 5 and 10 percent from 1998 levels.

     Whirlpool Asia reported a positive operating profit in the fourth quarter and a 73 percent improvement in operating performance for the year. Substantial operating improvements followed the company's extensive efforts to lower costs while increasing productivity across the region. In addition, the company grew its unit shipments in India as consumers continued to make Whirlpool brand refrigerators and washing machines the top choice. For the year, exports of Whirlpool brand microwave ovens built in China rose sharply.

     In 1999 the company currently expects that its Asian business will perform at a breakeven level or better as unit volumes, as well as the Whirlpool brand name, continue to grow across the region.

     In summary Whitwam noted, "While some of our major appliance markets will continue to be challenged by economic conditions, we believe the strength of our combined global businesses will allow us to deliver solid performance improvements. In fact, despite continued uncertainty in Brazil, we expect operating profit to show improvement in the first quarter of 1999 and to grow between 10 and 15 percent for the full year, driven by strong performances in North America and Europe as well as a continued turnaround in Asia. Net earnings for the first quarter, however, could be down versus first quarter 1998 depending on the size of the Brazilian currency devaluation. Operating performance improvements and other aggressive actions currently under consideration by the company worldwide may mitigate the expected impact of the Brazilian currency devaluation, which is anticipated to be about 30 percent for the year. Again, in spite of difficult economic and business conditions in Brazil and elsewhere, we currently expect to deliver year-over-year net earnings growth of between 5 and 10 percent."

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Whirlpool Corporation earnings - add four
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Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries.

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                     CONSOLIDATED CONDENSED BALANCE SHEETS
                             WHIRLPOOL CORPORATION
                             (millions of dollars)

                                             December 31       December 31
                                                 1998              1997
                                             -----------       -----------
ASSETS

Current Assets
--------------
Cash and equivalents                              $   636         $    578
Trade receivables, less allowances of
(1998: $116; 1997: $156)                            1,711            1,565
Inventories                                         1,100            1,170
Prepaid expenses and other                            268              191
Deferred income taxes                                 167              215
Net assets of discontinued operations                   -              562
                                             ------------      -----------
Total Current Assets                                3,882            4,281

Other Assets
------------
Investment in affiliated companies                    108              100
Intangibles, net                                      936              916
Deferred income taxes                                 262              220
Other                                                 329              378
                                             ------------      -----------
                                                    1,635            1,614


Property, Plant and Equipment
-----------------------------
Land                                                   77               92
Buildings                                             900              969
Machinery and equipment                             4,534            4,201
Allowance for Depreciation                         (3,093)          (2,887)
                                             ------------      -----------
                                                    2,418            2,375
                                             ------------      -----------
Total Assets                                      $ 7,935         $  8,270
                                             ============      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
-------------------
Notes payable                                     $   905           $1,332
Accounts payable                                    1,079              987
Employee compensation                                 271              265
Accrued expenses                                      870              858
Restructuring costs                                   117              212
Current maturities of long-term debt                   25               22
                                             ------------      -----------
Total Current Liabilities                           3,267            3,676


Other Liabilities
-----------------
Deferred income taxes                                 152              190
Postemployment benefits                               622              598
Other liabilities                                     192              188
Long-term debt                                      1,087            1,074
                                              -----------      -----------
                                                    2,053            2,050
Minority Interests                                    614              773


Stockholders' Equity
--------------------
Common stock                                           83               82
Paid-in capital                                       321              280
Retained earnings                                   2,024            1,801
Unearned restricted stock                              (3)              (6)
Accumulated other comprehensive income               (183)            (149)
Treasury stock - at cost                             (241)            (237)
                                             ------------      -----------
Total Stockholders' Equity                          2,001            1,771
                                             ------------      -----------
Total Liabilities and Stockholders' Equity         $7,935           $8,270
                                             ============      ===========

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                        SUPPLEMENTAL PRO-FORMA SCHEDULE
                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                             WHIRLPOOL CORPORATION
                       FOR THE PERIOD ENDED DECEMBER 31
             (millions of dollars except share and dividend data)


                                                                           Fourth Quarter                     Twelve Months
                                                                    -----------------------------     -----------------------------
                                                                       1998        1997 Pro-forma        1998        1997 Pro-forma
                                                                    ----------     --------------     ----------     --------------
Net sales                                                           $    2,735      $     2,739       $   10,323       $   10,467

EXPENSES:
        Cost of products sold                                            2,045            2,039            7,805            7,880
        Selling and administrative                                         498              524            1,791            1,986
        Intangible amortization                                             11                9               39               37
        Restructuring costs                                                  -                -                -                -
                                                                    ----------     ------------       ----------     ------------
                                                                         2,554            2,572            9,635            9,903
                                                                    ----------     ------------       ----------     ------------
                OPERATING PROFIT                                           181              167              688              564

OTHER INCOME (EXPENSE):
        Interest and sundry income                                          27                8              136               75
        Interest expense                                                   (63)             (74)            (260)            (273)
                                                                    ----------     ------------       ----------     ------------
                EARNINGS BEFORE INCOME TAXES
                  AND OTHER ITEMS                                          145              101              564              366

                    Income taxes                                            48               35              209              117
                                                                    ----------     ------------       ----------     ------------
                EARNINGS FROM CONTINUING OPERATIONS
                  BEFORE EQUITY EARNINGS AND MINORITY INTERESTS             97               66              355              249

                  Equity earnings of affiliated companies                   (1)              (1)               1               (2)
                  Minority interests                                       (13)              (1)             (46)             (21)
                                                                    ----------     ------------       ----------     ------------
                EARNINGS FROM CONTINUING OPERATIONS                         83               64              310              226

                  Discontinued operations less applicable taxes              -                1                -               12
                                                                    ----------     ------------       ----------     ------------
                NET EARNINGS                                         $      83      $        65       $      310       $      238
                                                                    ==========     ============       ==========     ============

Per share of common stock:
                    Basic earnings from continuing operations        $    1.10      $       .86       $     4.09       $     3.02
                    Basic net earnings                               $    1.10      $       .87       $     4.09       $     3.18

                    Diluted earnings from continuing operations      $    1.09      $       .85       $     4.06       $     2.99
                    Diluted net earnings                             $    1.09      $       .86       $     4.06       $     3.15

        Cash dividends                                               $     .34      $       .34       $     1.36       $     1.36
                                                                    ==========      ===========       ==========     ============

Note: The comparison of 1998 earnings to 1997 results on Whirlpool's Statement of Earnings is complicated by several transactions.
      Significant restructuring and other non-recurring charges were recorded in the third and fourth quarters of 1997 and
      Whirlpool's Brazilian subsidiaries were consolidated starting in November of 1997. Also, Whirlpool recorded gains for the sale of WFC assets in the fourth quarter of 1997 and the first half of 1998. The amounts on this pro-forma schedule have been restated to exclude the non-recurring charges and WFC gain and to include the Brazilian subsidiaries on a consolidated basis for the full year.